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                                                                   Exhibit 10.55





                                 LEASE AGREEMENT

                                     BETWEEN

                               STORM MEADOWS, INC.

                                       AND

                              CREATIVE BIOMOLECULES
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                                 LEASE AGREEMENT

            THIS AGREEMENT made this 15th day of May, 1998 by and between Storm Meadows, Inc. (hereinafter referred to as "Landlord") and Creative Biomolecules (hereinafter referred to as "Tenant").

                               W I T N E S E T H:

            THAT Landlord, for and in consideration of the rentals and covenants hereinafter mentioned on the part of Tenant, its successors and assigns to be performed, has leased, and by these presents does lease, unto Tenant, and Tenant does hereby take and hire from Landlord upon and subject to the conditions hereinafter expressed the premises described as the westerly portion of the "Building" located on lots 8 and 9 at The Olcott Park in Wilder, Vermont, and consisting of approximately 9,200 square feet. Said premises are shown outlined in red on Exhibit "A" annexed hereto and made a part hereof (hereinafter referred to as the "Premises").

            IT IS FURTHER understood and agreed by and between the parties hereto as follows:

                                    ARTICLE 1

                                      TERM

            A. TERM - The initial term (the "term") of this Lease shall be for a period of three (3) years beginning on May 15, 1998 and ending on April 15, 2001.

            B. OPTIONS TO EXTEND LEASE - Provided that Tenant is not, and has not been, in default or in breach of its lease obligations as set forth herein, Tenant shall have the right to extend the terms of this Lease for two (2) additional terms of five (5) years each, under the same terms and conditions as set forth herein except that the rent for each year of said renewal term shall be as set forth in Article 2 below. To exercise an option to extend, the Tenant must give the Landlord written notice of its intention to exercise such option no later than 120 days prior to the expiration date of the prior term. Upon the exercise of an option by Tenant, Tenant shall execute any documentation required by Landlord to memorialize said extension including, but not limited to, any estoppel certificates.
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                                    ARTICLE 2

                         FIXED RENT AND ADDITIONAL RENT

            A. BASE RENT - The term "lease year" shall mean the period of twelve
(12) months commencing on May 1, 1998 and ending on the following April 30, 1999, and each successive period of twelve months thereafter during the term of this Lease.

               Landlord agrees that Tenant shall not pay base rent for the period beginning May 1, 1998 and ending on July 31, 1998 (three months) in consideration for Tenant's agreement to make the improvements to the Premises identified on Exhibit B as referenced in Article 7 hereof.

               Except for the waiver of the first three months rent as described above, the Tenant shall pay to the Landlord the base rent of Forty-Eight Thousand, Three Hundred Dollars ($48,300) per lease year in twelve (12) monthly installments of Four Thousand Twenty-Five Dollars ($4,025) each payable in advance on the first day of each month during the term of this Lease, at Landlord's original address, or at such other place as Landlord shall from time to time designate by written notice, with adjustments at the beginning of years two and three and for any renewal term in accordance with Section 2B below.

               In the event Tenant exercises the option or options described above to extend the Lease Term, the Base Rent for each respective option term (four (4) through eight (8) and years nine (9) through thirteen (13)) will be based upon the last years rent for the prior lease term increased by the Consumer Price Index set forth in Section 2B. Said rent shall constitute the rent of the first year of each option term and shall thereafter be increased for each year of each option term based upon the Consumer Price Index calculation set forth in Section 2B.

               The Tenant's failure to pay any rent due under the terms of this Lease for a period of ten (10) days following the due date of said payment shall, in addition to all other remedies or penalties otherwise available to Landlord, require the payment of an amount equal to five percent (5%) of the amount due Landlord for the defaulted payment, This five percent (5%) payment shall be deemed rent.

            B. ADJUSTMENTS TO BASE RENT - At the beginning of the second lease year of the term, the annual base rent shall be increased by the percentage increase for the preceding lease year in the All Urban Boston Region "All Items" Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics ("CPI") or in an amount equal to four percent (4%),


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whichever is greater. At the beginning of the third lease year and at the beginning of each lease year thereafter and for any renewal period, the annual base rent for the preceding year shall be increased annually by the percentage increase in the CPI during the prior lease term immediately preceding the lease year for which the base rent is being adjusted. The base rent adjustment shall be the greater of the CPI increase as calculated above or four percent (4%).

               If the CPI is changed so that the base year of the CPI differs from that used as of the commencement of this Lease, the CPI shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the CPI is discontinued or revised while this Lease is in effect, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the CPI had not been discontinued or revised.

            C. TENANT'S SHARE OF INCREASES IN INSURANCE, REAL ESTATE TAXES AND OTHER COSTS - The Tenant shall be responsible for and shall pay the Landlord as additional rent an amount equal to the Landlord's total costs for each of the following costs attributable to the leased Premises for each lease year. The Tenant's share of the Landlord's costs attributable to the leased Premises equals 57.14% of the Landlord's total costs.

               1.  Fire and Casualty Insurance (see Paragraph 3F below).

               2. Real Estate Taxes and Assessments Attributable to the Building and the Land Upon which it is Situated (see Paragraph 4 below).

               3.  Trash Removal Charges (see Paragraph 5 below).

               4. Water Charges Assessed by the Town of Hartford (see Paragraph 5 below).

               5. Sewer Charges Assessed by the Town of Hartford (see Paragraph 5 below).

               6.  Snow Plowing Charges.

               7. Such other charges, costs or expenses payable by Landlord and directly attributable to Tenant's use and possession of the Premises.

               The Landlord shall bill the Tenant for any amount of additional rent due to the Landlord as a result of the costs of such items; such bill or bills shall include a statement showing the actual underlying costs to the Landlord for such items for the lease year in question and the calculation by which the Landlord determines the amount due on the leased Premises as additional


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rent. Landlord shall bill Tenant on a quarterly basis. Each such bill shall be payable within twenty days of issuance by the Landlord. All charges provided for in this paragraph shall be collectible as rent, the nonpayment of which shall entitle Landlord to all rights and remedies to which Landlord is entitled for the nonpayment of rent pursuant to the terms of this Lease Agreement.

            Excluded from additional rent under Article 2(C) of the Lease are late charges, interest or other penalties or expenses incurred as a result of Landlord's acts and omissions; charges incurred by Landlord for services, supplies, or equipment purchased or leased for other real estate of Landlord; depreciation and amortization on the Building; expenses for services provided solely to other tenants or occupants and not to Tenant; costs to refurbish any other Premises in order to lease said other Premises to a present or new tenant; overhead and profit increments paid to Landlord or its subsidiaries or affiliates; commercial concessions; repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature or other work paid from insurance or condemnation proceeds; costs for correcting code violations; capital improvements; and expenses attributable to increasing the size of the Building or Common Areas.

                                    ARTICLE 3

                                    INSURANCE

            The Tenant shall maintain with responsible companies reasonably approved by the Landlord:

            A. Liability insurance, with contractual liability endorsement against all claims, demands or actions for personal injury to or death of any one person in an amount of not less than Two Million Dollars and for injury to or death of not more than one person in any one accident or occurrence to the limit of not less than Three Million Dollars and/or damage to property in an amount not less than Five Hundred Thousand Dollars for personal property and Three Million Dollars for damage to real property, made by or on behalf of any person, arising from, related to or in any way connected with the conduct and operation of the Tenant's business, including the uses, storage or transportation of hazardous or toxic materials in the leased Premises, or caused by actions or omissions to act, where there is a duty to act, of the Tenant, its agents, servants and contractors.

            B. Casualty and fire insurance policies with full extended coverage provisions with respect to the Premises in an amount not less than the full replacement cost of the Premises and improvements thereon, but in no event less than the amount sufficient to avoid the effect of the co-


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insurance provisions of the applicable policy or policies.

            C. Boiler insurance policies of insurance, against loss or damage arising from incidents relating to the heating systems, electrical systems, gas pipes, gas and/or oil boilers, other pressure vessels, high pressure and/or oil piping and machinery, if any, installed in the building and improvements, in an amount reasonably satisfactory to Landlord.

            D. Business interruption and/or loss of rental value insurance policies on an actual loss sustained basis in such amounts as are reasonably satisfactory to the Landlord.

            E. The Landlord shall not be liable to the Tenant for loss or damage from any cause whatsoever to machinery and equipment, furnishings, fixtures, inventory or other personal property, except arising from or relating to the negligent acts of Landlord or its employees, contractors or agents.

            F. The Landlord shall carry and shall pay for such additional fire and other casualty insurance on the structure as Landlord deems advisable in such amounts as may be necessary to replace or repair the structure and improvements thereto, subject to reimbursement by the Tenant for the cost of said insurance, as provided under Paragraph 2C above.

            G. The Tenant shall obtain, if available, a waiver from any insurance carrier with which the Tenant carries insurance against fire and other casualties covering the Tenant's property and merchandise releasing its right of subrogation as against the Landlord. Similarly, the Landlord shall obtain, if available, a waiver from any insurance on the structure, releasing the Landlord's right of subrogation as against the Tenant.

            All of said insurance as identified in subsections A, B, C and D above shall name the Landlord as a co-insured thereunder and shall be in a form satisfactory to the Landlord and shall provide that it shall not be subject to cancellation, termination, or modification except after at least ten (10) days prior written notice to the Landlord. All policies required or duly executed certificates for the same shall be deposited with the Landlord upon execution of this Lease and upon renewals of said policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All such policies or certificates shall be delivered with satisfactory evidence of the payment of the premium therefore. The Tenant may carry any of the foregoing insurance as part of a blanket policy maintained by the Tenant covering other locations.


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                                    ARTICLE 4

                                REAL ESTATE TAXES

            The Landlord shall pay all real estate taxes assessed against the leased Premises during the term of this Lease subject to reimbursement by the Tenant as provided under Paragraph 2.C.2 above. Tenant shall reimburse Landlord for any other assessments or fees which may in the future be levied against the use of the Premises by the Town of Hartford or any other governing body or public utility including, but not limited to real estate or ad valorem taxes.

            Tenant shall also pay to the appropriate taxing authority the amount of all assessments, impositions and taxes made, levied or assessed against or imposed upon any and all property of Tenant.

            If at any time during the term of this Lease the methods of taxation prevailing at the execution hereof shall be changed or altered so that in lieu of or as a supplement to or a substitute for the whole or any part of the real estate taxes or assessments now or from time to time hereafter levied, assessed or imposed by applicable taxing authorities, there shall be imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received from the Premises, or (ii) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Premises and imposed upon Landlord, or (iii) a license fee measured by the rent payable under this Lease, then all such taxes, assessments, levies, impositions and/or charges, or the part thereof so measured or based shall be deemed to be included in the general real estate taxes and assessments payable by Tenant pursuant hereto, to the extent that such taxes, assessments, levies, impositions and charges would be payable if the Premises were the only property of Landlord subject thereto, and Tenant shall pay and discharge the same as herein provided in respect of the payment of general real estate taxes and assessments.

            The Tenant, after notice to the Landlord, may contest in good faith, by appropriate proceedings conducted promptly at the Tenant's expense, in the Tenant's name or (whenever necessary) in the Landlord's name, any such taxes, assessments, duties or charges and the Landlord agrees to cooperate reasonably with the Tenant and to execute any documents or pleadings reasonably required for such purpose, provided that the Landlord shall not incur any expense or


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liability in connection therewith. The Tenant may defer payment of the contested tax, assessment, duty or charge pending such contest, provided that the Tenant shall deposit with the Landlord a sum which shall be at least equal to the amount of the payment so deferred plus estimated penalties and interest thereon, and provided further that the Landlord may, upon reasonable notice to Tenant, pay such contested item or items out of any sums so deposited in case of undue delay in the prosecution of such contest or if the protection of the property or of the Landlord's interest therein shall, in the reasonable judgment of the Landlord, require such payment. The Tenant may not, however, defer payment of such contested item unless the Tenant shall procure and deliver to the Landlord a written agreement, in form reasonably satisfactory to the Landlord, signed by the holder or holders of any mortgage covering the demised Premises, to the effect that no default will be declared under such mortgage by reason of such deferment. When any such contested item shall have been paid or cancelled, any sums so deposited to cover the same and not applied by the Landlord as aforesaid shall be repaid to the Tenant without interest. Any tax refund shall be the property of the Tenant to the extent to which it may be based on a payment made by the Tenant.

                                    ARTICLE 5

                 WATER AND SEWER CHARGES, TRASH REMOVAL CHARGES,

                          HEAT AND ELECTRICITY CHARGES

            The Landlord shall provide and/or bear the expense of water and sewer charges, trash and snow removal charges, subject to reimbursement by Tenant as provided under Paragraph 2.C. above. The Tenant shall provide and/or bear and be solely responsible for all electrical expenses and any expenses necessary for the providing of heat for the Premises.

                                    ARTICLE 6

                       REPAIR AND MAINTENANCE OBLIGATIONS

            A. Except as provided in Article 6(C), the Tenant shall at its own cost and expense, at all times, keep the leased Premises in good order, condition and repair. The said obligations for maintenance and repair shall include, but not be limited to, all interior partitions, doors, door closures, fixtures, equipment and appurtenances thereto (including the lighting, electrical, heating, plumbing and air conditioning systems), signs, floor coverings, windows, interior walls and ceilings.

            B. All repairs required to be made by Tenant shall be performed in a good and


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workmanlike manner, shall be at least equal in quality, utility and usefulness to the condition at the commencement of this Lease, shall be of a first-class character and shall not diminish the overall value of the Premises. All such repairs, replacements and renewals in connection with the Premises shall, immediately upon the expiration or earlier termination of the term hereof, be and become the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of the term hereof. Upon the expiration or earlier termination of the term hereof, Tenant shall surrender the Premises to Landlord in good order, condition and repair, except for ordinary wear and tear.

               In the event that Tenant shall fail or neglect to make any necessary repairs as and to the extent required of Tenant pursuant to this Lease, then Landlord or its agent may, without any obligation so to do, after thirty (30) days' notice to Tenant and upon Tenant's failure to cure the same within said thirty (30) days, enter the Premises and make said repairs at the cost and expense of Tenant, and in case of Tenant's failure to pay therefor, the said cost and expense shall be payable on demand together with interest at nine percent (9%) per annum (or the maximum amount permitted by law, whichever shall be less).

            C. Landlord shall maintain, replace and repair when necessary the exterior of the structure including, but not limited to, the roof, exterior walls, and all exterior service pipes and mains which service the lease Premises, the parking areas and other common areas, unless any of the above is damaged or the need to repair any of the above is caused by the acts of Tenant, its agents, employees or business invitees.

                                    ARTICLE 7

                                   ALTERATIONS

            Except as set forth in Exhibit B attached hereto Tenant shall not make or cause to be made any alterations, additions or improvements in or make any changes with respect to the leased Premises without first obtaining the Landlord's written approval and consent, which such approval and consent shall not be unreasonably withheld or delayed. Any such additions, alterations or improvements approved by the Landlord shall be completed in a workmanlike manner and in accordance with complete construction plans and specifications approved by the Landlord, and all work shall conform to any and all government regulations, rules or laws related to said improvements.


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            A. No alteration or addition shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of the various governmental agencies having jurisdiction thereover. Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary.

            B. All alterations and additions when completed shall be of such a character as not to reduce, or otherwise adversely affect the value of the Premises, nor to reduce the size of the building, the cubic content thereof, nor change the character of the Premises. Tenant or its contractors shall make all repairs to and replacements of such alterations and additions made by it in and to the Premises.

            C. All work done by Tenant shall be done promptly, in a good and workmanlike manner, and in compliance with the building and zoning laws of the municipality in which the Premises are located and in compliance with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated or any other body exercising similar functions and having jurisdiction thereof; said alterations or additions shall be constructed and completed free of liens for labor and material supplied or claimed to have been supplied to the Premises.

            D. Tenant shall at Tenant's sole cost and expense, at all times when any work is in process in connection with any alterations or additions, maintain Builders Risk casualty insurance policy coverage in the amount of the full replacement cost thereof, and Statutory Workmen's Compensation Insurance covering all persons employed in connection with the work and with respect to whom death or injury claims could be asserted against Landlord, Tenant or the Premises, general liability insurance with the same limitations of coverages as set forth in Article 3, during the period of construction. All such insurance will be issued by a company or companies authorized to do business in Vermont and satisfactory to Landlord, and all such policies (or certificates therefor) shall be delivered to Landlord and shall provide for at least ten (10) days' prior written notice to Landlord of cancellation.

            E. All alterations and additions made or installed by Tenant shall be and become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord upon the expiration or sooner termination of the term of this Lease. If Tenant shall not be in default


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of any of its obligations under this Lease and all prior defaults shall have been fully cured at the termination of the term hereof, upon the termination of the lease term or any renewal thereof, Tenant shall have the right to remove its trade fixtures and personal property from the Premises provided, however, that Tenant shall, at its own cost and expense, repair any damage caused by such removal and shall have restored the Premises to the condition that it was in prior to the installation of Tenant's said trade fixtures and personal property.

            F. Notwithstanding the above, Tenant shall have the right, at is own expense and without Landlord's consent, to decorate the Premises and to make any non-structural alterations and changes less than $1,500 per alteration or change, as it shall deem expedient to the better conduct of its business, provided that (a) such alterations and/or changes do not injure the structural safety of either the Premises or the Building, and in no way diminish the value of either, and (b) such alterations and/or changes are done in a good and workmanlike manner, employing materials of good quality and complying with all proper governmental requirements.

            G. Landlord agrees at its sole cost and expense to: (1) Hard pack the rear driveway and parking apron areas; and (2) Build a new shed type roof, front step and associated stone work at the front entryway of the leased Premises. All work to be done by Landlord shall be done promptly, in a good and workmanlike manner, and in compliance with the building and zoning laws of the municipality in which the Premises are located and in compliance with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof.

                                    ARTICLE 8

                                MECHANICS' LIENS

            Tenant shall not suffer or permit any liens, mechanics' liens, mechanics' notices of intention, or the like to be filed against the Premises or any part thereof by reason or work, labor, services, equipment or materials supplied or claimed to have been supplied to or on behalf of Tenant or anyone holding the Premises or any part thereof through Tenant. Before any persons or entities perform any work or supply any materials to the Premises which could form the basis for a mechanics' lien, Tenant shall require such persons or entities to waive their mechanics' lien rights, said waiver to be done in writing and conspicuously. If any such liens, mechanics' liens, mechanics' notices of intention, or the


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like shall at any time be filed against the Premises, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same, or if Landlord shall by written agreement with Tenant, permit same to remain undischarged, Tenant shall post an insurance company surety bond providing for and securing due payment thereof and saving Landlord harmless and indemnifying it with respect thereto. Tenant shall not have any right whatsoever to subject the interests of Landlord in the Premises or in the fee simple title thereto to any mechanics' liens or other liens whatsoever and nothing contained in this Lease shall be deemed to operate as an express or implied consent to Tenant to subject the interests of Landlord to any such lien or liens.

                                    ARTICLE 9

                               COMPLIANCE WITH LAW

            Tenant throughout the term of this Lease at Tenant's sole cost and expense, shall promptly comply with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof and the orders, rules and regulations of any Board of Fire Underwriters or similar body or agency where the Premises are situated, or any body, now or hereafter constituted, exercising similar functions, foreseen or unforeseen, ordinary or extraordinary, relating to the Premises or to Tenant's use and occupancy thereof.

            Tenant will observe and comply with the requirements of the carriers of any reasonable policy of insurance respecting the Premises of which Tenant has written notice, and the requirements of all policies of public liability, fire, casualty and other policies of insurance at any time in force with respect to the Premises.

            In the event that Tenant shall fail or neglect to comply with any of the aforesaid obligations, then Landlord without any obligation so to do, after thirty (30) days' notice to Tenant and upon Tenant's failure to cure the same within said thirty (30) days, may enter the Premises and effect compliance at the cost and expense of Tenant, and in case of Tenant's failure to pay therefor, the said cost and expense shall be payable on demand, together with interest at nine percent (9%) per annum.

            Landlord hereby represents to Tenant that, to the best of Landlord's knowledge, the Landlord's land and building have received all necessary permits and approvals for occupancy and the Landlord has received no notice of any violation of any said permit or approval. Landlord further


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represents to Tenant that the driveways, sidewalks and parking areas will throughout the term hereof comply with all laws, ordinances, rules and regulations of any permitting authorities, and Landlord shall hold Tenant harmless from any costs, liability, losses or damages (including reasonable legal fees) arising out of any failure to so comply, unless failure to comply shall be a result of the acts or omissions of Tenant or its agents or employees.

                                   ARTICLE 10

                              CONDITION OF PREMISES

The Tenant acknowledges that it has knowledge of the condition of the leased Premises and that no representation as to the condition or the repair thereof has been made by Landlord and that no repairs, alterations or renovations are to be made by the Landlord except as set forth herein.

                                   ARTICLE 11

                             INSPECTION BY LANDLORD

            A. Tenant agrees to permit Landlord and the authorized representatives of Landlord, upon reasonable advance notice, to enter the Premises during usual business hours of Tenant in a manner not to unreasonably interfere with Tenant's business: (i) for the purpose of inspecting the same, and (ii) if Landlord so elects, but without any obligation so to do, and if Tenant has failed to do so within a reasonable time, for the purpose of making any necessary repairs to the Premises and performing any work therein which may be reasonably necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body, or which may be reasonably necessary to prevent waste or deterioration in connection with the Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work which, under any provision of this Lease Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver by Landlord of Tenant's default in failing to perform the same. Landlord may, during the progress of any such work in the Premises, keep and store upon the Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making such repairs or the performance of any such work in the Premises, or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby


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be affected in any manner whatsoever; provided always, however, that to the extent that Landlord elects to perform or is obligated to perform any such repairs pursuant to the provisions of this Lease, Landlord agrees that (to the extent reasonably practicable under the circumstances) Landlord shall use its best efforts to cause such repairs to be performed in such a way as to cause a minimum of inconvenience to Tenant in the operation of Tenant's business in the Premises and to cause the said work to be accomplished in as expeditious a manner as is reasonably practicable.

            B. During the final six (6) months of the term, Landlord is hereby given the right at any time during usual business hours and upon prior reasonable notice to Tenant to enter the Premises and to exhibit the same for the purposes of sale and/or lease. Landlord shall be entitled to show the Premises to potential buyers and/or prospective tenants and to display on the Premises in such manner as not unreasonably to interfere with Tenant's business the usual "For Sale" or "To Let" signs and Tenant agrees that such signs may remain, unmolested, upon the Premises.

                                   ARTICLE 12

                            ASSIGNMENT AND SUBLETTING

            A. Provided that this Lease shall be in good standing and that Tenant shall not be in default of any of its obligations hereunder, Tenant may, without Landlord's consent, hereafter assign this Lease or sublet the Premises to any subsidiary or parent corporation of the Tenant or to any corporation into or with which the Tenant or its parent or subsidiary corporation shall be duly merged, converted or consolidated under any statutory proceeding, provided that the total assets and net worth of such assignee, after such consolidation or merger, shall be equal to or more than that of Tenant immediately prior to such consolidation or merger, and provided further that such successor shall execute an instrument in writing reasonably satisfactory to Landlord's counsel fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and shall deliver the same to Landlord. No such assignment or subletting shall operate to relieve Tenant from any liability hereunder.

            B. Unless Landlord shall have given its prior written consent thereto, which consent Landlord agrees it shall not unreasonably withhold or delay, subject to the consent of its mortgagee(s), and except as provided in
Article 12(A), Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease or sublet the Premises. In the event that this Lease shall


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be assigned or the Premises sublet, then and in that event and in addition to any other remedies for breach available to Landlord, all of the net proceeds, avails and profits of any such assignment or subletting shall be paid to and shall constitute the sole and exclusive property of the Landlord herein.

            C. Should Tenant at any time during the term hereof desire to assign this Lease or sublet the Premises to a party other than a party under Section A. of this Article 12, Tenant shall furnish Landlord with thirty (30) days or more advance written notice (prior to the date of such proposed assignment) specifying therein the date of such proposed assignment or subletting, the name and address of the proposed assignee or subtenant, and if a corporation or partnership, its principals and the nature of the business proposed to be conducted in the Premises by said assignee or subtenant. If Tenant assigns this Lease or sublets the Premises without previously obtaining Landlord's consent as aforesaid, Landlord, by giving notice to the Tenant within thirty (30) days after receipt of notice thereof, shall have the option to cancel and terminate this Lease effective as of the date of such assignment or subletting or as of the last day of the thirty (30) day notice period mentioned in this sentence, whichever date shall be later. Landlord's failure to exercise its option as contemplated by this section C. shall not be deemed to constitute Landlord's consent to Tenant's proposed assignment of this Lease of the Premises or any part thereof. Landlord shall not in any event whatsoever be deemed to be obligated to consent to any proposed assignment of this Lease or subletting of the Premises.

            D. Without limiting any of the provisions hereof, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease or sublet the Premises notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee or subtenant expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year's fixed rent plus an amount equal to the additional rent for the lease year preceding the year in which such assignment or subletting is intended to become effective, which deposit shall be held by Landlord for the balance of the term, without interest, as security for the full performance of all of Tenant's obligations under this Lease.

                                   ARTICLE 13

                                    UTILITIES

            Tenant agrees, at its own sole cost and expense, to pay, or cause to be paid immediately when due, all utility charges separately metered to it including for electricity, light, heat, power, telephone or other communication service, and to indemnify the Landlord and save it harmless against any liability therefor or damages on such account. Landlord shall not in any event be liable to Tenant or responsible to Tenant for any stoppage or interruption in any utility service furnished to the Premises or for the failure to obtain or inability to obtain any energy source or fuel of any type or nature whatsoever, unless such stoppage or interruption results from the negligent acts of Landlord or its employees or contractors. No such stoppage or inability of Tenant to obtain any such energy source or fuel shall operate to constitute a constructive eviction of Tenant or relieve Tenant of its obligations to pay rent under this Lease.

                                   ARTICLE 14

                         REMEDIES FOR BREACH OR DEFAULT

            A. FAILURE TO PAY RENT AND BANKRUPTCY OR INSOLVENCY -If the Tenant shall fail to pay the rent as it falls due and that failure shall continue for a period of fifteen (15) days, or in the case of the filing of a bankruptcy or insolvency proceeding by or of the Tenant, the Tenant shall be deemed to have breached the Lease, and the Landlord shall be entitled forthwith and without notice to its remedies as herein set forth.

            B. OTHER DEFAULT - If the Tenant shall otherwise default in its obligations hereunder, the Landlord before seeking its remedies shall give the Tenant notice of the default in writing and within thirty (30) days thereafter the Tenant shall remedy such default. If within such period of thirty (30) days the Tenant has not remedied the default, the Tenant shall be deemed to have breached the Lease and the Landlord shall forthwith and without further notice be entitled to its remedies as hereinafter set forth.

            Upon the Landlord's failure or neglect to perform or observe any of its covenants contained herein, the Tenant agrees to give written notice of such failure or neglect to the Landlord, and if the latter does not cure or remedy the failure or neglect complained within thirty (30) days after such notice has been transmitted in accordance hereof, or if the Building, or the estate created hereby shall be taken on execution or by other process of law, or if a petition shall be filed by or against the Landlord under the Federal Bankruptcy Act or acts amendatory thereof or supplemental thereto, and shall not be dissolved within sixty (60) days after filing, or if any assignment shall be made of the Landlord's property for the benefit of creditors, or if a receiver or similar officer shall be appointed to take charge of all or any part of the Landlord's property by a court of competent jurisdiction, and such assignment or receivership shall not be removed within sixty (60) days, the Tenant shall have the right to terminate this Lease.

            C. REMEDIES - In case of the breach of this Lease by the Tenant, the Landlord may terminate this Lease by giving notice of the termination in writing to the Tenant, and upon delivery of such notice of termination the Landlord may enter upon the leased Premises or any part thereof and repossess the same as of the Landlord's former estate, and expel the Tenant and those claiming through or under the Tenant and remove the effects of either or both (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of condition or agreement, and without prejudice to any remedies the Landlord has to repossess itself of the leased Premises by process of law or to recover damages for such breach or default, including loss of future rents and profits. The parties hereto stipulate that neither the Tenant's breach or default, the giving of a notice of termination, or the repossession of the Premises by the Landlord shall relieve Tenant from rental obligations for the full term of this Lease. The Tenant shall pay to the Landlord all the Landlord's costs, losses, damages and expenses, including attorney's fees, occasioned by the Tenant's failure to surrender possession at such time as the Landlord may lawfully demand possession thereof.

                                   ARTICLE 15

                        HOLD HARMLESS AND INDEMNIFICATION

            This Lease is made upon the express condition that Tenant agrees to save Landlord harmless from and indemnify it against any and all claims of whatever nature arising from (a) Tenant's use of the Premises, (b) the conduct of Tenant's business, including, but not limited to Tenant's use, if any, of any hazardous materials, substances or products, or (c) any activities, work, or things done, committed, or suffered by Tenant in or about the Premises. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from (i) any breach or default of the performance of any obligation on Tenant's part required to be performed under the terms of this Lease, or (ii) any negligent or intentional act or omission of Tenant or any of Tenant's agents, employees, representatives, contractors, customers, or visitors. If any action or proceeding shall be brought against Landlord by reason of any such claim identified, Landlord shall notify Tenant thereof, and Tenant, upon notice from Landlord, shall defend the same at Tenant's expense, including attorneys' fees. Tenant, as a material part of the consideration to Landlord under this Lease, hereby assumes all risk of damage to property or injury to persons in or about the Premises arising from any such cause and Tenant hereby waives all claims in respect thereof against Landlord.

            Landlord covenants and agrees to indemnify Tenant and hold Tenant harmless of any and all damages for injuries to persons or property relating to the building and common areas when such damages are solely occasioned by any failure of Landlord to perform any of the terms, covenants and conditions hereof, or are occasioned by the negligent act of Landlord or its agents, contractors, employees or invitees.

                                   ARTICLE 16

                                    CASUALTY

            In case of total or partial destruction of the Premises by fire, the elements, or other insured causes during the term of this Lease, the term hereby created shall not terminate and shall nonetheless continue.

            If the Premises shall be damaged by fire, the elements, or other insured cause, in whole or in part, then Landlord, its successors or assigns, agree to repair the same with reasonable promptness, provided always however and upon the express condition that there are funds available to Landlord from casualty insurance policy proceeds actually paid to and received by Landlord for such repair work and provided further that such duty to repair by Landlord shall at all times be subject to the approval and consent of the then mortgagee and the willingness of such mortgagee to make the proceeds of casualty insurance policies payable to such mortgagee available to Landlord for such purposes, and subject to the terms and conditions of any mortgage affecting the Premises. Tenant shall give immediate written notice to Landlord of any such fire or other damage to the Premises.

            Upon the occurrence of any damage to the Premises by fire, the elements, or other insured cause, Landlord and Tenant shall mutually agree upon an architect or engineer to prepare a report as to the reasonable time necessary to repair or restore the said damage. Said report shall be furnished to Tenant within thirty (30) days from the date of such damage unless the preparation of the report is delayed by the acts or omissions of Tenant. If in the opinion of such architect or engineer, the Premises have been damaged to such an extent as to make the building thereof wholly untenantable for a period of forty-five (45) days or more from the date of the issuance of such report by the architect or engineer, then and in such event Landlord or Tenant may terminate within ten (10) days after the issuance of the report by the architect or engineer. Upon the exercise of the option herein granted, this Lease shall terminate and be of no further force or effect whatsoever. For the purposes of this agreement, "untenantable" shall mean that the Premises have been materially damaged and Tenant is not able to use the Premises in a manner substantially consistent with Tenant's business.

            Provided that this Lease shall not have been terminated in accordance with the provisions of this Article, Landlord agrees that it shall complete all repair and restoration work within a period of sixty (60) days from and after the date of issuance of any such report by the architect or engineer. In the event that Landlord shall not have substantially completed its work within that time period (subject to unavoidable delays) Tenant may terminate this Lease Agreement at any time after the expiration of such sixty (60) day period and prior to substantial completion by Landlord of its work in connection with the repair and restoration by serving Landlord with thirty (30) days' prior written notice thereof. Landlord may vitiate the effect of such notice by substantially completing its work within such thirty (30) day period.

            Anything contained in this Lease to the contrary notwithstanding, in the event that the Premises or any part thereof shall be damaged or destroyed by fire or other casualty, the Landlord shall have the right to elect, within twenty (20) days after receipt by Landlord of written notice from Tenant of such event, not to repair the same, whereupon Landlord shall, within such time period, serve written notice upon Tenant of Landlord's election to terminate this Lease and thereupon the term of this Lease shall expire and the Tenant shall forthwith quit and surrender the Premises.

            The base rent and additional rent, or a just and proportionate part thereof, according to the nature and extent of the injuries sustained, shall be suspended or abated until Landlord shall have repaired or restored the Premises hereunder.

            Landlord's obligations in connection with any repair and/or restoration work shall be to repair the Premises to the same condition as existed at the time of the damage so long as there are funds available to Landlord from casualty insurance policy proceeds actually paid to and received by Landlord for such repair work and provided further that such duty to repair by Landlord shall at all times be subject to the approval and consent of the then mortgagee and the willingness of such mortgagee to make the proceeds of casualty insurance policies payable to such mortgagee available to Landlord for such purposes, and subject to the terms and conditions of any mortgage affecting the Premises. In no event whatsoever shall Landlord be required to replace, repair or restore Tenant's personal property, furniture, fixtures, equipment or the like.

                                   ARTICLE 17

                                  PERMITTED USE

            A. Tenant agrees that the Premises shall be used and occupied by Tenant only for office and warehouse space;

            B. Tenant shall not perform any act or carry on any practice which may damage the Premises, or any other property in the area, or cause any offensive odors or unreasonably loud noises or constitute a nuisance or a menace to, or otherwise interfere with other properties in the area;

            C. Tenant shall not introduce any hazardous or toxic materials onto the property without first complying with all applicable, federal, state and local laws or ordinances pertaining to the storage, use or disposal of such materials including, but not limited to, obtaining proper permits; and Tenant shall respond to all reasonable requests by Landlord or its agents for information relating to Tenant's handling and storage of hazardous materials on the Premises in a timely manner;

            D. Without derogating from the foregoing, if Tenant's storage, use or disposal of hazardous or toxic materials on the property results in (1) contamination of the soil or surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees to clean up the contamination or pay for such cleanup, at Landlord's option, and indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, penalties, civil fines, costs and fees, including attorneys' fees, arising from or connection with any such contamination, loss or damage. This provision shall survive the termination of this Lease;

            E. Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations.

                                   ARTICLE 18

                               RIGHTS OF MORTGAGEE

            A. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all mortgages which may now or hereafter affect the property whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such mortgages and all consolidations of such mortgages, provided that, with respect to any such mortgage hereafter placed on the property, Landlord shall deliver to Tenant an agreement by such holder to the effect that, subject to qualifications of the type set forth in the second sentence of paragraph B hereof, all of Tenant's rights hereunder shall be recognized by such holder. Such subordination shall be automatic and without need for any additional action or documentation. Without derogating from the foregoing, in confirmation of such subordination, and subject to the foregoing condition, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Landlord agrees to request the holder of any existing mortgage on the property to deliver an agreement by such holder to the effect that, subject to the qualifications of the type set forth in the second sentence of paragraph B hereof, that such holder recognizes all of Tenant's rights hereunder. Any mortgage to which this Lease is, at the time referred to, subject and subordinate, is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee".

            B. If any Superior Mortgagee or the nominee or designee of any Superior Mortgagee shall succeed to the rights of Landlord (for the purposes of this paragraph B, the "Preceding Landlord") under this Lease, whether through possession or foreclosure action or delivery of a new deed, or otherwise, then Tenant shall attorn to and recognize such party (herein called "Successor Landlord") so succeeding to the Preceding Landlord's rights as Tenant's Landlord under this Lease and, upon such Successor Landlord's request, Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment provided that such Successor Landlord give Tenant a written agreement to accept Tenant's attornment and recognizes Tenant's rights under this Lease (subject to the qualifications hereinafter set forth). Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the Landlord under this Lease or its nominee or designee) shall not be (1) liable in any way to Tenant for any act or omission, neglect or default on the part of the Preceding Landlord under this Lease; (2) responsible for any monies owning by or on deposit with the Preceding Landlord to the credit of Tenant; (3) subject to any counterclaim or setoff which theretofore accrued to Tenant against the Preceding Landlord; (4) bound by any modification of this Lease subsequent to such Superior Mortgage which was not approved in writing by the Superior Mortgagee, or by any previous prepayment of Base Rent for more than one (1) month which was not approved in writing by the Superior Mortgagee; (5) liable to the Tenant beyond the Successor Landlord's interest in the property and the rents, income, receipts, revenues, issues and profits issuing from such property; (6) responsible for the performance of any work to be done by the Preceding Landlord under this Lease to render the Premises ready for occupancy by the Tenant; (7) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord.

                                   ARTICLE 19

                           CONDEMNATION/EMINENT DOMAIN

            A. This Lease shall terminate: (1) if the entire Premises shall be taken by condemnation or eminent domain; or (2) at the option of Tenant (exercisable by notice given to Landlord within thirty (30) days after the date of any such taking) if a material part of the Premises shall be taken in any condemnation or eminent domain proceeding(s).

            Upon the termination of this Lease by reason of condemnation or eminent domain, Tenant shall be liable only for the payment of fixed rent, and additional rent and other charges herein, prorated to the date of such termination, and Landlord shall refund any payment in excess thereof to Tenant.

            B. Tenant may, if permitted by law, make any application for any award which might be independently payable to it in connection with Tenant's moving expenses, business dislocation damage or for the taking of Tenant's leasehold improvements, provided that no such application or any award rendered pursuant thereto shall operate to diminish any award which would otherwise be payable to Landlord. Tenant waives its right to and agrees that it shall not (i) make any other claim in or with respect to any condemnation or eminent domain proceedings whatsoever or otherwise, or (ii) make any claim against Landlord in any other action for the value of the unexpired portion of this Lease or the term hereof. Except as above specifically provided, the total amount of all condemnation awards shall be the sole and exclusive property of the Landlord, and Tenant shall not participate therein or in the negotiation thereof or have any rights whatsoever with respect to the awards or the proceeds of any such proceedings.

            C. In the event that any part of the Premises is taken in any condemnation or eminent domain proceedings and this Lease is not terminated pursuant to Section A. hereof, then this Lease shall remain in full force and effect as to such remaining portion. Subject to the availability of the proceeds of any award for reconstruction and restoration, Landlord shall promptly reconstruct and restore the portion of the building upon the Premises remaining after such taking to the same condition as initially demised hereunder. In no event shall Landlord be obligated to expend any sums for such rebuilding or restoration in excess of the amount of money actually paid to and received by Landlord from any condemning authority, net of all expenses, which expenses shall include any payments required to be made to any mortgagee of the Premises under the terms of its mortgage. The balance of any such proceeds shall, after completion of restoration and reconstruction, be retained by Landlord.

                                   ARTICLE 20

                                     NOTICES

            All notices, demands and requests which may or are required to be given by either party to the other shall be in writing and shall be served by personal service or by certified mail, return receipt requested and such notices shall be deemed to be given hereunder upon the earlier of actual receipt or two
(2) days following deposit in the United States Post Office, certified mail, return receipt requested. All notices, demands and requests by Landlord to Tenant shall be sent to Tenant at the Premises, with a copy by regular mail to Cheryl Lawton, Vice President and General Counsel, at Creative Biomolecules, Inc., 45 South Street, Hopkinton, Massachusetts 01748, with a copy by regular mail to Robert Parker, at Creative Biomolecules, Inc., 9 Technology Drive, West Lebanon,

New Hampshire 03784, or at such other place as Tenant may, from time to time, designate in a written notice to Landlord.

            All notices, demands and requests by Tenant to the Landlord shall be sent to Landlord at Storm Meadows, Inc. at PO Box 590, Norwich, Vermont 05055-0590, with a copy by regular mail to C. Daniel Esq., at Hershenson, Carter, Scott & McGee, PO Box 909, Norwich, Vermont 05055-0909, or at such other place or to such other parties as Landlord may, from time to time, designate in a written notice to Tenant.

                                   ARTICLE 21

                              LESSER AMOUNT OF RENT

            No payment by Tenant or receipt by Landlord of a lesser amount than the monthly base rent and additional rent herein stipulated shall be deemed to be other than on account of the earliest base rent or additional rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease or at law provided.

                                   ARTICLE 22

                                 QUIET ENJOYMENT

            A. Landlord covenants and agrees that it has and will have at the commencement of the term of this Lease full right and power to execute and perform this Lease and to grant the estate demised herein.

            B. Landlord covenants and warrants that Tenant, upon payment the base rent, additional rent and all charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease, without hindrance or molestation of Landlord or of any person or persons claiming under Landlord, and Landlord covenants and agrees that it will defend Tenant in such peaceful and quiet use and possession of the Premises against the claims of all such persons and corporations.

                                   ARTICLE 23

                                    REMEDIES

            The specified remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant may be lawfully entitled in case of any breach or threatened breach by Landlord or Tenant of any provisions of this Lease. The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the covenants of the Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant or option. A receipt by Landlord of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord or Tenant of any provision of this Lease or of any breach shall be deemed to have been made unless expressed in writing and signed by Landlord or Tenant (as the case may be). In addition to the other remedies in this Lease provided, Landlord or Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation, of any of the covenants, or provisions of this Lease.

                                   ARTICLE 24

                                 NOTICE OF LEASE

            Upon the request of either of the parties hereto, the parties agree to execute a notice of this Lease for purposes of recording in the county in which the Premises are located, in the form required by law. Said notice shall not amend, alter or modify any of the terms, covenants or conditions of this Lease. The purpose of such form shall be to furnish notice of the existence of this Lease to any prospective purchasers or mortgagees of the Premises or assignees of the interests of either party hereto or to any other party having an interest in the Premises.

                                   ARTICLE 25

                              CONDITION OF PREMISES

            The Premises are being leased by Landlord to Tenant, and shall be delivered to Tenant, in their present condition "as is" and Landlord shall not be obligated to perform any additional work of any type or nature whatsoever in connection with said Premises in order to prepare same for Tenant's use or occupancy. Tenant shall, at its own sole cost and expense, obtain any and all zoning and other governmental permits required in connection with the operation of its business in the Premises for the use(s) herein specified or permitted, including any building permits and certificates of occupancy.

                                   ARTICLE 26

                              SURRENDER OF PREMISES

            At the expiration of said term or any renewal term, the Tenant shall quit and surrender possession of the said Premises to the Landlord. The Landlord shall in addition to all other rights of inspection have the right during the last ninety (90) days of the term hereof to make a comprehensive inspection of the Premises. In the event any repairs must be made by Tenant the same shall be made prior to the expiration of the lease term.

                                   ARTICLE 27

                                    HOLDOVER

            In the event Tenant does not surrender the Premises at the expiration of the term, Tenant's continued occupancy shall be subject to Landlord's rights to re-enter the Premises and remove all persons and any property therefrom either by summary proceedings or by any suitable action or proceedings at law or in equity. Nevertheless, Tenant, while it continues occupancy after the expiration of the term hereof, shall remain liable for all base rent, additional rent and charges payable hereunder as if the term had been extended, but during such period of occupancy the fixed rent shall be two (2) times what had been due hereunder prior to the expiration of the term.

                                   ARTICLE 28

                                    SECURITY

            The Tenant has this day deposited with the Landlord the sum of Eight Thousand and Fifty Dollars ($8,050.00) as security for the payment of the rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. Said sum shall be returned to the Tenant, without interest, after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in rent. During the term hereof, the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to the Tenant shall run with the reversion and title to said Premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. The Landlord shall assign or transfer said security for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to said Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no wise be deemed to permit the Landlord to retain the security after termination of the Landlord's ownership of the reversion of title. The Tenant shall not mortgage, encumber or assign said security without the written consent of the Landlord.

                                   ARTICLE 29

                            INVALIDITY OF PROVISIONS

            If any term or provision of this Lease or the application hereof to any person or circumstance shall, to any extent, be invalid or unenforceable, or subsequently become invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law, except that in the event such invalidity or unenforceability has the effect of increasing Landlord's obligations or decreasing Landlord's benefits, including but not limited to fixed rent or any additional rent, then Landlord shall have the option of terminating this Lease.

                                   ARTICLE 30

                              ESTOPPEL CERTIFICATES

            Within ten (10) days following any written request which Landlord may make from time to time to Tenant hereto, the Tenant shall execute and deliver to the Landlord, any prospective purchaser, mortgagee or prospective mortgagee, ground lessor or prospective ground lessor, a sworn statement certifying as to:

            A. The Commencement Date of this Lease;

            B. The fact that this Lease is unmodified or, if this Lease has been modified, the extent of such modification, and that this Lease is in full force and effect, as modified and that the Lease represents the entire agreement between Landlord and Tenant with respect to the Premises;

            C. The date to which the base rent has been paid and the amount of such base rent and additional rent;

            D. The fact that there are no current defaults under this Lease nor any events or conditions which, with the giving of notice or the lapse of time or both, would constitute a default, by the Landlord, and that the Tenant, to the best of the Tenant's knowledge, has no existing defense, offsets, liens, claims or credits under this Lease or against any amounts payable under this Lease;

            E. The amount of any deposit held by Landlord;

            F. The fact that Tenant has not assigned, pledged or transferred any interest in the Lease or sublet any portion of the Premises or, if Tenant has so assigned, pledged, transferred or sublet, the extent of such assignment, pledge, transfer or subletting;

            G. To the best of the Tenant's knowledge, all of Landlord's obligations with respect to the installation of improvements to the Premises to prepare them for Tenant's use have been satisfied (or the extent to which they have not been satisfied);

            H. That no actions, whether voluntary or otherwise, are pending against Tenant under any bankruptcy laws of the United States or any state thereof; and

            I. Such other matters reasonably requested by the Landlord. Tenant and Landlord acknowledge that any statement delivered pursuant to this Article may be relied upon by any such party, and the Tenant shall be liable for all loss, cost or expense resulting from or caused by any material misstatement contained in such estoppel certificate, or the failure to deliver the estoppel certificate. Tenant hereby irrevocably appoints Landlord, as attorney-in-fact for Tenant, with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such ten (10) day period, and such shall be fully binding on Tenant, if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord on behalf of Tenant.

                                   ARTICLE 31

                                  MISCELLANEOUS

            A. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant, their heirs, executors, administrators, successors and assigns.

            B. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable, the remainder of this Lease shall not be affected thereby.


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
            C. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and the neuter genders.

            D. The enumeration anywhere in this Lease of any right or remedy of either party shall not be construed as an exclusion or substitution of any other rights or remedies conferred under this Lease or applicable by law.

            E. This Lease shall not be modified or cancelled except by a writing subscribed to by the parties.

            F. This Lease shall be governed by and in accordance with the laws of the State of Vermont.

            IN WITNESS WHEREOF, these presents have been signed, sealed and delivered the day and year first above written.

                                             LANDLORD:


                                             BY: /s/ Mark Schleicher
                                                 --------------------


                                             TENANT:


                                             BY: /s/ Cheryl K. Lawton
                                                 --------------------


                                             BY:


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